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                                                                       EXHIBIT 5


                                November __, 2002

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, Massachusetts 02116

      Re: Custodian Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. and Investors Bank & Trust Company ("IBT") (the "Custodian Agreement"); Amended and Restated Delegation Agreement, dated as of June 29, 2001 by and between IBT and GMO Trust, and on behalf of certain of its series of the Trust (the "Delegation Agreement")

Ladies and Gentlemen:

      GMO Trust (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "GMO Short-Duration Collateral Fund" (the "New Fund"). The Trust (as defined in each of the Custodian Agreement and the Delegation Agreement) desires that you serve as (i) custodian of the assets of the New Fund under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Fund under the terms of the Delegation Agreement.

      If you agree to so serve as the custodian and delegate for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under each of the Agreements. This letter agreement shall constitute an amendment to each of the Agreements and, as such, a binding agreement among the Trust, Grantham, Mayo, Van Otterloo & Co. LLC (in the case of the Custodian Agreement only) and you in accordance with its terms.

                                Very truly yours,
                                GMO TRUST

                                By__________________________________
                                  Name:
                                  Title:

                                GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                By__________________________________
                                  Name:
                                  Title:

The foregoing is hereby
accepted and agreed.
Investors Bank & Trust Company

By__________________________________
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                                                                       EXHIBIT 5

  Name:
  Title: